Exhibit 8.2
S T R O O C K
October 9, 2009
The Board of Directors
Specialty Underwriters’ Alliance, Inc.
222 South Riverside Plaza, Suite 1600
Chicago, IL 60606
Ladies and Gentlemen:
We have acted as counsel to Specialty Underwriters’ Alliance, Inc. (“SUA”), a Delaware corporation, in connection with the proposed merger (the “Merger”) of Tower S.F. Merger Corporation (“Merger Sub”), a Delaware corporation and a wholly-owned subsidiary of Tower Group, Inc. (“Tower”), a Delaware corporation, with and into SUA pursuant to the Amended and Restated Agreement and Plan of Merger executed on July 22, 2009 and dated as of June 21, 2009 (the “Merger Agreement”), by and among Tower, Merger Sub and SUA.
This opinion letter is being delivered in connection with, and appears as an exhibit to, the registration statement on Form S-4, including a proxy statement/prospectus (the “Registration Statement”) filed by Tower with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). Unless otherwise defined, capitalized terms used herein have the meanings assigned to them in the Merger Agreement or the Registration Statement.
In rendering the opinion expressed below, (a) we have examined and relied upon the Registration Statement, the Merger Agreement and the exhibits thereto and such other documents as we considered relevant to our analysis and (b) we have assumed, with your permission, without independent investigation or inquiry, (i) the authenticity and completeness of all documents submitted to us as originals,
STROOCK  &  STROOCK  &  LAVAN LLP  •  NEW YORK  •  LOS ANGELES  •  MIAMI
180  MAIDEN  LANE,  NEW YORK,  NY  10038-4982  TEL  212.806.5400  FAX  212.806.6006 WWW. STROOCK.COM

The Board of Directors; Specialty Underwriters’ Alliance, Inc.
October 9, 2009

(ii) the genuineness of all signatures on all documents that we examined, (iii) the conformity to authentic originals and completeness of documents submitted to us as certified, conformed or reproduction copies, (iv) the legal capacity of all natural persons executing documents, (v) that all parties to the Merger Agreement and to any other documents examined by us have acted, and will act, in accordance with the terms of such Merger Agreement and documents and that the Merger will be consummated at the Effective Time pursuant to the terms and conditions set forth in the Merger Agreement without the waiver or modification of any such terms and conditions and will be effective under applicable state law, (vi) that all representations contained in the Merger Agreement and exhibits thereto are, and through the Effective Time will be, true and complete in all material respects, and that any representation made in any of the documents referred to herein “to the best of the knowledge” (or similar qualification) of any person or party is, and through the Effective Time will be, correct without such qualification, and (vii) that as to all matters for which a person or entity has represented that such person or entity is not a party to, does not have, or is not aware of, any plan, intention, understanding, or agreement, there is no such plan, intention, understanding, or agreement.
Based solely upon and subject to the foregoing and the limitations, assumptions and qualifications set forth in the Registration Statement, we hereby confirm that the statements of law contained in the Registration Statement under the heading “Material U.S. Federal Income Tax Consequences” constitute our opinion.
This opinion is based upon the Code, the Treasury regulations (including proposed Treasury regulations) issued thereunder and administrative and judicial interpretations thereof, all as in effect on the date hereof. We express no opinion as to the application of any other laws, regulations, or administrative or judicial interpretations. No assurance can be given that any of the foregoing authorities will not be modified, revoked, supplemented or overruled, possibly with retroactive effect, that the IRS will agree with this opinion or that, if the IRS were to take a contrary position, such position would not ultimately be sustained by the courts.
STROOCK  &  STROOCK  &  LAVAN LLP  •  NEW YORK  •  LOS ANGELES  •  MIAMI
180  MAIDEN  LANE,  NEW YORK,  NY  10038-4982  TEL  212.806.5400  FAX  212.806.6006 WWW. STROOCK.COM

The Board of Directors; Specialty Underwriters’ Alliance, Inc.
October 9, 2009

This opinion is rendered only as of the date hereof, and we assume no responsibility to advise you or any other person of facts, circumstances, changes in law, or other events or developments that hereafter may occur or be brought to our attention and that may affect this opinion.
Except as expressly set forth above, we express no other opinion regarding the tax consequences of the Merger. This opinion is intended solely for the purpose of inclusion as an exhibit to the Registration Statement. It may not be relied upon for any other purpose or by any other person or entity without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the captions “Legal Matters” and “Material U.S. Federal Income Tax Consequences” in the Registration Statement. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.
Very truly yours,
/s/ Stroock & Stroock & Lavan LLP
STROOCK & STROOCK & LAVAN LLP
STROOCK  &  STROOCK  &  LAVAN LLP  •  NEW YORK  •  LOS ANGELES  •  MIAMI
180  MAIDEN  LANE,  NEW YORK,  NY  10038-4982  TEL  212.806.5400  FAX  212.806.6006 WWW. STROOCK.COM